Exhibit 32

STATEMENT PURSUANT TO 18 U.S.C. § 1350

Pursuant to 18 U.S.C. § 1350, each of the undersigned certifies that, to his knowledge, this Quarterly Report on Form 10-Q for the period ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Westmoreland Coal Company.

/s/  Keith E. Alessi
Name:     Keith E. Alessi

Title:	Chief Executive Officer
and President

Dated: March 17, 2008

/s/  David J. Blair
Name:     David J. Blair

Title:	Chief Financial Officer

Dated: March 17, 2008

This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that Westmoreland Coal Company specifically incorporates it by reference.